ARTICLES OF INCORPORATION

G.C. ST. CROIX COMPANY, INC.

Exhibit 3.101

3.101 G. C. St. Croix Company, Inc., Articles of Incorporation

ARTICLES OF INCORPORATION

of

G.C. ST. CROIX COMPANY, INC.

We, the undersigned, all of lawful age, unite together by these articles of incorporation to form a stock corporation pursuant to the general corporation law of the Virgin Islands:

1. The name of the corporation is “G.C. St. Croix Company Inc.”

2. The purposes for which the corporation is formed are to do any and all of the following things, as fully and to the same extent as natural persons might or could do, in any part of the world:

(a)	To apply for, obtain, hold and maintain all permits licenses, consents and authorizations necessary to construct, operate, and locate a cable conduit into St. Croix.

(b)	To lease, sublease, license, assign or other otherwise grant rights to locate cables in such cable conduit to affiliates of the corporation or other entities or persons, and to operate and maintain such cables, all in accordance with the terms of such permits, licenses, consents and authorizations.

(c)	To enter into and carry out any contracts for or in relation to the foregoing business with any person, firm, association, corporation, or government or governmental agency.

(d)	To conduct its business in the Virgin Islands and elsewhere in the United States and foreign countries and to have offices within or outside the Virgin Islands.

(e)	To borrow money, and to secure the same by pledge or mortgage of any or all of its property, real or personal, and to loan and advance money, with or without security, and to endorse, guarantee and secure the payment and satisfaction of the bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and evidences of indebtedness of other corporations, partnerships, individuals or associations, and to secure the same by the pledge or mortgage of any or all of its property, real or personal.

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G.C. ST. CROIX COMPANY, INC.

(f)	To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the exercise of any of the powers herein set forth, either alone or in connection with other persons, firms, associations, or corporations in the Virgin Islands and elsewhere in the United States and foreign countries, and to do any other acts or things incidental or appurtenant to or growing out of or connected with the said business, purposes, objects, and powers or any part thereof not inconsistent with the laws of the Virgin Islands, and to exercise any and all powers now or hereafter conferred by law on business corporations whether expressly enumerated herein or not.

The purposes, objects, and powers specified in this article shall not be limited or restricted by reference to the terms of any other subdivision or of any other article of these articles of incorporation.

3. The corporation shall have perpetual existence.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of capital stock with no par value.

5. The minimum amount of capital with which the corporation will commence business shall be One Thousand Dollars ($1,000.00).

6. The principal office of the corporation shall be located at 14A Norre Gade, St. Thomas, Virgin Islands 00802, and the name of the corporation’s resident agent at that address is J. Daryl Dodson, Esquire.

7. Maintenance of Separate Identity. (a) The Corporation shall maintain operations separate and apart from those of Global Crossing Ltd. and its Affiliates (Global Crossing, Ltd. and each of its successors and assigns and its and their Affiliates being collectively referred to as “Global Crossing Entities”). The Corporation shall at all times hold itself out to the public (including to any creditors of any Global Crossing Entity) under the Corporation’s own name and as a separate and distinct corporate entity. All customary formalities regarding the corporate existence of the Corporation, including holding regular meetings of the Board of Directors and its stockholders and maintenance of current minute books, shall be observed. Regular meetings of the Board of Directors shall be held at least quarterly. A quorum of the Board of Directors shall be present in person or by means of conference telephone or similar communications equipment, at no less than one meeting each year. The Corporation’s principal executive offices shall be maintained conspicuously separate and apart from those of each Global Crossing Entity. If such office is leased from any Global Crossing Entity, such office shall be conspicuously identified as the Corporation’s office so it can be easily located by outsiders.

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G.C. ST. CROIX COMPANY, INC.

(b) For purposes of this Certificate of Incorporation, an “Affiliate” of an entity means any other entity: (i) which, directly or indirectly, owns beneficially 10 percent of more of the outstanding shares of the common stock of the entity, or which, directly of indirectly, controls the entity; (ii) of which 10 percent or more of the outstanding voting securities are owned beneficially, directly or indirectly, by the entity or any other entity described in clause (i) above; or (iii) which, directly or indirectly, controls or is controlled by the entity or any other entity described in clause (i) above. For purposes of this definition of Affiliate, the terms “control” and “controlled by” shall have the meaning ascribed to them in Rule 405 under the Securities Act of 1933, as amended.

(c) The Corporation shall have sufficient officers and personnel to run its business and operations.

(d) The Corporation shall prepare and maintain its own separate, full and complete financial statements, accounting records and other corporate books and documents, and shall not commingle any of its money or other assets with the money or assets of any Global Crossing Entity or any other entity. The Corporation shall indicate in such statements, records and documents the separateness of the Corporation’s assets and liabilities from the assets and liabilities of any Global Crossing Entity. The Corporation shall prepare unaudited quarterly and audited annual financial statements, and the Corporation’s financial statements shall comply with generally accepted accounting principles. The Corporation shall maintain its own bank accounts, payroll and separate books of account. The Corporation shall retain independent certified accountants as its auditors, although such accountants may also serve as auditors of any Affiliate of the Corporation.

(e) The Corporation shall act solely in its own corporate name and through its own authorized officers and agents and conduct all business correspondence of the Corporation and other communications in the Corporation’s own name, on its own stationary and through a separately listed telephone numbers(s). The Corporation’s investment guidelines and criteria shall be established by a majority of the Board of Directors of the Corporation. All investments by the Corporation shall be made in the name of the Corporation and made directly by the Corporation by brokers engaged and paid by the Corporation. Assets of the Corporation shall be separately identified and segregated. All of the Corporation’s assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation.

(f) Decisions with respect to the Corporation’s business and daily operations shall be independently made by the Corporation and will not be dictated by any Global Crossing Entity. All business transactions entered into by the Corporation with any Global Crossing Entity that

ARTICLES OF INCORPORATION

G.C. ST. CROIX COMPANY, INC.

are permitted shall be on terms and conditions that are not more or less favorable to the Corporation than terms and conditions available at the time to the Corporation for comparable transactions with unaffiliated persons, or, if no such comparable transaction exists, on terms and conditions that are otherwise fair and reasonable. Any such business transaction, and any declaration of dividends by the Corporation, must be approved by the Board of Directors of the Corporation.

(g) The Corporation will directly manage its own liabilities, including paying its own payroll and operating expenses. In the event the employees of the Corporation participate in pension, insurance and other benefit plans of any Global Crossing Entity, the Corporation shall on a current basis reimburse such Global Crossing Entity for the Corporation’s pro rata share of the costs thereof.

8. The number of directors of the corporation shall be such number, not fewer than three (3), as may from time to time be fixed by the bylaws. Election of directors by ballot as provided for by Title 13, Section 191, of the Virgin Islands Code, shall be deemed waived and not required at any meeting of stockholders for the election of directors unless the officer presiding at such meeting orders such election to be by ballot or unless election by ballot is requested by stockholders present at such meeting in person or by proxy holding of record one-third ( 1/3) or more of the outstanding shares of stock represented at such meeting and entitled to vote for election of directors.

9. The names and places of residence of the persons forming the corporation are:

Lindewe Sewer	3C-2 Estate Fortuna
P.O. Box 305862
St. Thomas, Virgin Islands 00803

Esther Ann Cisney	Unit B-1B Dorothea Condominiums
P.O. Box 320
St. Thomas, Virgin Islands 00804-0320

Valencia Coumarbatch	1752 Frenchmans Bay
St. Thomas, Virgin Islands 00802

10. The board of directors is authorized from time to time to make and adopt bylaws, subject to the right of the majority of the stockholders to amend, repeal, alter, or modify such bylaws at any regular meeting, or at any special meeting called for that purpose.

ARTICLES OF INCORPORATION

G.C. ST. CROIX COMPANY, INC.

11. The board of directors is authorized from time to time to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish such reserve.

12. Subject to the provisions of Title 13, Section 71, of the Virgin Islands Code, the corporation may enter into contracts or otherwise transact business with one or more of its directors or officers, or with any firm or association of which one or more of its directors or officers are members or employees, or with any other corporation or association of which one or more of its directors or officers are stockholders, directors, officers, or employees, and no such contract or transaction shall be invalidated or in any way affected by the fact that such director or directors or officer or officers have or may have interests therein that are or might be adverse to the interests of the corporation even though the vote of the director or directors having such adverse interest is necessary to obligate the corporation on such contract or transaction, provided that in any such case the fact of such interest shall be disclosed or known to the directors or stockholders acting on or in reference to such contract or transaction. No director or directors or officer or officers having such disclosed or known adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction, nor shall any such director or directors or officer or officers be accountable for any gains or profits realized thereon. The provisions of this article shall not be construed to invalidate or in any way affect any contract or transaction that would otherwise be valid under law.

13. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if:

(1)	he acted

(A)	in good faith and

(B)	in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and

(2)	with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

ARTICLES OF INCORPORATION

G.C. ST. CROIX COMPANY, INC.

The termination of any action, suit, or proceeding by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted:

(1)	in good faith; and

(2)	in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

However, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subparagraphs (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subparagraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in subparagraphs (a) and (b). Such determination shall be made:

(1)	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or

ARTICLES OF INCORPORATION

G.C. ST. CROIX COMPANY, INC.

(2)	if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)	by the stockholders.

(e) Expenses incurred in defeating a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article.

(f) The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.